UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange act of 1934

Date of Report (Date of earliest event reported):
August 10, 2018

PLANTRONICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-12696	77-0207692
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

345 Encinal Street
Santa Cruz, California 95060
(Address of Principal Executive Offices including Zip Code)

(831) 426-5858
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On August 10, 2018, the board of directors ("Board") of Plantronics, Inc. ("Plantronics" or "Company") increased the authorized number of directors of the Board from ten to eleven and appointed Ms. Kathy Crusco, 52, as a member of the Board and will also serve on the Audit Committee of the Board.
In connection her appointment to the Board, Ms. Crusco (i) was granted a restricted stock unit award for Plantronics common stock having a fair market value of $200,000 pursuant to Plantronics amended and restated 2003 Stock Plan and Outside Director Compensation Policy, (ii) will receive a standard quarterly non-employee director cash retainer of $12,500, (iii) will receive a standard quarterly cash retainer for her membership on the Audit Committee of $3,750, and (iv) will enter into a standard director indemnification agreement with Plantronics.

A copy of the press release announcing the appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Press release issued by Plantronics, Inc. dated August 13, 2018, entitled "Plantronics Announces Kathy Crusco as a New Member of the Board"

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 13, 2018	PLANTRONICS, INC.

	By:	/s/ Mary Huser
	Name:	Mary Huser
	Title:	Executive Vice President and Chief Legal and Compliance Officer